Exhibit 99.1

Ormat Technologies Contact: Smadar Lavi VP Head of IR and ESG Planning & Reporting 775-356-9029 (ext. 65726) slavi@ormat.com	Investor Relations Agency Contact: Joseph Caminiti or Josh Carroll Alpha IR Group 312-445-2870 ORA@alpha-ir.com

ORMAT TECHNOLOGIES REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS

REVENUE AND ADJUSTED EBITDA GROWTH HIGHLIGHT CONTINUED PROGRESS TOWARDS ACHIEVING GROWTH TARGETS

HIGHLIGHTS

●	ELECTRICITY SEGMENT REVENUES AND ADJUSTED EBITDA INCREASE DRIVEN BY SOLID OPERATIONAL EXECUTION AND A STRATEGICALLY EXPANDED GENERATION PORTFOLIO

●	COMPANY NARROWS ITS FULL YEAR REVENUE GUIDANCE AND INCREASES ITS FULL YEAR ADJUSTED EBITDA GUIDANCE, FOLLOWING STRONG THIRD QUARTER RESULTS

●	COMPANY ANNOUNCED IN OCTOBER THE COMMERCIAL OPERATION OF ITS LARGEST STORAGE PROJECT TO DATE AND PLANS TO COMPLETE THE PROJECT'S INVESTMENT TAX CREDIT TRANSFER BY END OF YEAR

RENO, Nev. November 6, 2024, Ormat Technologies, Inc. (NYSE: ORA), a leading renewable energy company, today announced financial results for the third quarter ended September 30, 2024.

KEY FINANCIAL RESULTS TBU

	Q3 2024	Q3 2023	Change (%)	9 months 2024	9 months 2023	Change (%)
GAAP Measures
Revenues ($ millions)
Electricity	164.6	157.2	4.7%	522.1	482.8	8.1%
Product	37.4	39.8	(6.2)%	100.0	83.3	20.0%
Energy Storage	9.8	11.0	(11.1)%	26.8	21.9	22.2%
Total Revenues	211.8	208.1	1.8% %	648.9	588.1	10.3%

Gross Profit	58.9	60.0	(1.9)%	199.1	185.6	7.3%
Gross margin (%)
Electricity	30.2%	31.8%		34.5%	35.5%
Product	19.2%	18.7%		16.0%	13.9%
Energy Storage	20.2%	22.9%		11.5%	11.2%
Gross margin (%)	27.8%	28.8%		30.7%	31.6%

Operating income ($ millions)	35.7	37.6	(5.0)%	123.4	115.0	7.3%
Net income attributable to the Company’s stockholders	22.1	35.5	(37.7)%	82.9	88.7	(6.5)%
Diluted EPS ($)	0.36	0.59	(39.0)%	1.37	1.49	(8.1)%

Non-GAAP Measures
Adjusted Net income attributable to the Company’s stockholders	26.3	28.2	(6.7)%	90.2	81.4	10.8%
Adjusted Diluted EPS ($)	0.42	0.47	(10.6)%	1.49	1.37	8.8%
Adjusted EBITDA[1] ($ millions)	137.7	118.3	16.3%	405.0	342.7	18.2%

“Our third quarter financial performance was driven by the strong contribution of our recently acquired Enel assets and the results of two successful drilling campaigns at our Puna and Olkaria power plants. Adjusted EBITDA grew by 16.3% during the quarter, driven by growth across all three of our operating segments. In addition, we generated higher transferred PTCs during the quarter at improved PTC rates. This robust performance enabled us to raise our 2024 annual Adjusted EBITDA guidance, highlighting Ormat’s strong financial results thus far this year and our confidence in our coming quarter.” said Doron Blachar, Chief Executive Officer of Ormat Technologies."

“We continue to make great progress in our strategic efforts to balance our Energy Storage portfolio between contracted and merchant exposure as we focus on delivering consistent stability and improved margins. Our progress is highlighted by the recent commercial operation of our 80MW/320MWh Bottleneck storage project. This key development comes in addition to multiple other contracts signed during the third quarter: an RA (Resource adequacy) agreement with the City of Riverside for our 80MW/320MWh Shirk storage facility and the signing of our first two tolling agreements in Texas for our 60MW/120MWh Lower Rio storage facility and our 60MW/120MWh Bird Dog storage facility. These achievements serve as a testament to our team’s ability to execute across Ormat’s portfolio expansion strategy and to bring profitable projects to fruition.”

Blachar continued, “As we look ahead, we continue to see strong industry tailwinds globally for both Geothermal and Energy Storage that will help accelerate improved profitability. We expect that as electricity demand continues to increase due to global decarbonization efforts, the electrification of the modern economy, as well as the rapid expansion of data centers and computing needs, we will remain well-positioned to capitalize on these trends and convert them into continued returns.”

FINANCIAL AND RECENT BUSINESS HIGHLIGHTS

•

Net income attributable to the Company’s stockholders for the third quarter was $22.1 million, compared to $35.5 in the same period last year. Diluted EPS for the third quarter was $0.36, compared with $0.59 in the prior year period. This decrease in net income from the same period last year was mainly driven by a $9.4 million tax income, recorded in the third quarter of 2023 related to changes in Kenya tax laws.

•

Adjusted net income attributable to the Company’s stockholders for the third quarter was $26.3 million, compared to $28.2 million last year. Adjusted EPS was $0.42, compared to $0.47 in the prior year period.

•

Adjusted EBITDA for the third quarter was $137.7 million, an increase of 16.3% compared to 2023. The year-over-year increase in Adjusted EBITDA was driven by contribution of the Enel assets we acquired in the first quarter of 2024, the sale of tax benefits from newly built plants, improved performance and pricing of our Puna power plant and a legal settlement with a battery supplier, which we expect to continue to receive over the next 18 months, which reflects the loss of revenues as a result of battery non- supply.

•

Electricity segment revenues increased 4.7% year-over-year. Third quarter revenue growth was driven by the contribution of our acquired Enel assets and higher generation and pricing at Puna. The increase was partially offset by the partial outage at our Dixie Valley power plant, which is currently in the startup phase following an unplanned outage. The decrease in the Electricity segment gross margin was mainly impacted by higher depreciation related to the acquired Enel assets.

•	Product segment revenues decreased 6.2% due to the timing of revenue recognition during the third quarter.

•	Product segment backlog stands at approximately $165.0 million as of November 5, 2024, and includes approximately $33.0 million in new contracts signed during the third quarter.

•	Energy Storage segment revenues decreased 11.1% year-over-year, due to higher energy rates realized in ERCOT during the previous year as the result of an inclement weather event.

•	G&A expenses increased mainly due to one-time consulting fees of $4.8 million related to a settlement agreement with a third-party battery systems supplier.

•

Other operating income was $6.3 million recorded in the third quarter 2024 and represents the non-refundable portion of the recovery of damages received from a third-party battery systems supplier as part of a settlement agreement entered into in August 2024, which reflects the impact associated with lost revenues due to delays caused by batteries that were not supplied.

IN ADDITION, SINCE THE END OF THE SECOND QUARTER, THE COMPANY:

•

Announced the successful commencement of commercial operations at the 80MW/320MWh Bottleneck Energy Storage facility in the Central Valley of California. The Bottleneck facility is the Company’s largest energy storage facility.

•	Secured a 15-year RA agreement with the City of Riverside for the Shirk Energy Storage facility, which includes a guaranteed COD for March 1, 2026.

•

Signed the first tolling agreements in Texas for two 60MW/120MWH Energy Storage Facilities. The agreements secure fixed, long-term revenues, and de-risked Ormat’s Texas storage portfolio by approximately 50%, aligning with the Company’s long-term plan to improve segment profitability and accelerate growth.

•	Secured land parcels in Nevada’s BLM auction to further advance geothermal development in the state.

2024 GUIDANCE

•	Total revenues of between $875 million and $893 million.

•	Electricity segment revenues between $710 million and $715 million.

•	Product segment revenues of between $130 million and $138 million.

•	Energy Storage revenues of between $35 million and $40 million.

•	Adjusted EBITDA to be between $540 million and $555 million.

◦	Adjusted EBITDA attributable to minority interest of approximately $20 million.

The Company provides a reconciliation of Adjusted EBITDA, a non-GAAP financial measure for the three and nine months ended September 30, 2024. However, the Company does not provide guidance on net income and is unable to provide a reconciliation for its Adjusted EBITDA guidance range to net income without unreasonable efforts due to high variability and complexity with respect to estimating certain forward-looking amounts. These include impairments and disposition and acquisition of business interests, income tax expense, and other non-cash expenses and adjusting items that are excluded from the calculation of Adjusted EBITDA.

DIVIDEND

On November 6, 2024, the Company’s Board of Directors declared, approved, and authorized payment of a quarterly dividend of $0.12 per share pursuant to the Company’s dividend policy. The dividend will be paid on December 4, 2024, to stockholders of record as of the close of business on November 20, 2024.

CONFERENCE CALL DETAILS

Ormat will host a conference call to discuss its financial results and other matters discussed in this press release on Thursday, November 7, 2024, at 10:00 a.m. ET.

To join the call, please dial +1-646-960-0440, approximately 15 minutes prior to the scheduled start of the call. The access code for the call is 2705841. Please request the “Ormat Technologies, Inc. call” when prompted by the conference call operator. The conference call will also be accompanied by a live webcast which will be hosted on the Investor Relations section of the Company's website.

A replay will be available one hour after the end of the conference call. To access the replay, please dial +1-647-362-9199. Please use the replay access code 2705841. The webcast will also be archived on the Investor Relations section of the Company's website.

ABOUT ORMAT TECHNOLOGIES

With over five decades of experience, Ormat Technologies, Inc. is a leading geothermal company and the only vertically integrated company engaged in geothermal and recovered energy generation (“REG”), with robust plans to accelerate long-term growth in the energy storage market and to establish a leading position in the U.S. energy storage market. The Company owns, operates, designs, manufactures and sells geothermal and REG power plants primarily based on the Ormat Energy Converter – a power generation unit that converts low-, medium- and high-temperature heat into electricity. The Company has engineered, manufactured and constructed power plants, which it currently owns or has installed for utilities and developers worldwide, totaling approximately 3,400 MW of gross capacity. Ormat leveraged its core capabilities in the geothermal and REG industries and its global presence to expand the Company’s activity into energy storage services, solar Photovoltaic (PV) and energy storage plus Solar PV. Ormat’s current total generating portfolio is 1,500MW with a 1,230MW geothermal and solar generation portfolio that is spread globally in the U.S., Kenya, Guatemala, Indonesia, Honduras, and Guadeloupe, and a 270MW energy storage portfolio that is located in the U.S.

ORMAT’S SAFE HARBOR STATEMENT

Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections of annual revenues, expenses and debt service coverage with respect to our debt securities, future capital expenditures, business strategy, competitive strengths, goals, development or operation of generation assets, market and industry developments and the growth of our business and operations, are forward-looking statements. When used in this press release, the words “may”, “will”, “could”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, or “contemplate” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to Ormat's plans, objectives and expectations for future operations and are based upon its management's current estimates and projections of future results or trends. Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. Actual future results may differ materially from those projected as a result of certain risks and uncertainties and other risks described under "Risk Factors" as described in Ormat’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 23, 2024, and in Ormat’s subsequent quarterly reports on Form 10-Q that are filed from time to time with the SEC.

These forward-looking statements are made only as of the date hereof, and, except as legally required, we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

For the Three and nine-Month periods Ended September 30, 2024, and 2023

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Dollars in thousands, except per share data)		(Dollars in thousands, except per share data)
Statements of Operations Historical Data:
Revenues:
Electricity	$164,638	$157,212	$522,117	$482,846
Product	37,357	39,831	100,018	83,331
Energy storage	9,789	11,013	26,778	21,907
Total Revenues	211,784	208,056	648,913	588,084
Cost of revenues:
Electricity	114,941	107,166	342,186	311,348
Product	30,166	32,393	83,982	71,729
Energy storage	7,815	8,494	23,687	19,445
Total cost of revenues	152,922	148,053	449,855	402,522
Gross profit
Electricity	49,697	50,046	179,931	171,498
Product	7,191	7,438	16,036	11,602
Energy storage	1,974	2,519	3,091	2,462
Total gross profit	58,862	60,003	199,058	185,562
Operating expenses:
Research and development expenses	1,816	1,392	5,110	4,763
Selling and marketing expenses	4,248	4,682	13,541	13,999
General and administrative expenses	22,973	14,044	60,536	49,525
Other operating income	(6,250)	—	(6,250)	—
Write-off of long-lived assets	323	—	1,280	—
Write-off of unsuccessful exploration activities	77	2,318	1,456	2,318
Operating income	35,675	37,567	123,385	114,957
Other income (expense):
Interest income	2,051	2,827	6,494	9,620
Interest expense, net	(34,822)	(25,054)	(99,506)	(73,078)
Derivatives and foreign currency transaction gains (losses)	2,046	(781)	132	(3,990)
Income attributable to sale of tax benefits	19,760	14,936	53,034	42,481
Other non-operating income, net	22	108	122	247
Income from operations before income tax and equity in earnings (losses) of investees	24,732	29,603	83,661	90,237
Income tax (provision) benefit	1,193	7,134	4,518	2,205
Equity in earnings (losses) of investees	(1,624)	(405)	437	1,862
Net income	24,301	36,332	88,616	94,304
Net income attributable to noncontrolling interest	(2,219)	(879)	(5,704)	(5,631)
Net income attributable to the Company's stockholders	$22,082	$35,453	$82,912	$88,673
Earnings per share attributable to the Company's stockholders:
Basic:	$0.37	$0.59	$1.37	$1.50
Diluted:	$0.36	$0.59	$1.37	$1.49
Weighted average number of shares used in computation of earnings per share attributable to the Company's stockholders:
Basic	60,480	60,299	60,439	59,105
Diluted	60,770	60,570	60,726	59,494

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

For the Periods Ended September 30, 2024, and December 31, 2023

	September 30, 2024	December 31, 2023
	(Dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$88,129	$195,808
Restricted cash and cash equivalents (primarily related to VIEs)	88,646	91,962
Receivables:
Trade less allowance for credit losses of $210 and $90 respectively (primarily related to VIEs)	153,074	208,704
Other	47,265	44,530
Inventories	47,408	45,037
Costs and estimated earnings in excess of billings on uncompleted contracts	31,345	18,367
Prepaid expenses and other	81,624	41,595
Total current assets	537,491	646,003
Investment in unconsolidated companies	126,767	125,439
Deposits and other	59,592	44,631
Deferred income taxes	199,010	152,570
Property, plant and equipment, net ($3,107,654 and $2,802,920 related to VIEs, respectively)	3,326,187	2,998,949
Construction-in-process ($390,703 and $376,602 related to VIEs, respectively)	847,048	814,967
Operating leases right of use ($12,823 and $9,326 related to VIEs, respectively)	30,205	24,057
Finance leases right of use (none related to VIEs)	2,843	3,510
Intangible assets, net	309,853	307,609
Goodwill	151,345	90,544
Total assets	$5,590,341	$5,208,279

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$217,927	$214,518
Short term revolving credit lines with banks (full recourse)	—	20,000
Commercial paper (less deferred financing costs of $25 and $29, respectively)	99,975	99,971
Billings in excess of costs and estimated earnings on uncompleted contracts	10,005	18,669
Current portion of long-term debt:
Limited and non-recourse (primarily related to VIEs)	67,979	57,207
Full recourse	160,847	116,864
Financing liability	4,093	5,141
Operating lease liabilities	4,178	3,329
Finance lease liabilities	1,330	1,313
Total current liabilities	566,334	537,012
Long-term debt, net of current portion:
Limited and non-recourse (primarily related to VIEs and less deferred financing costs of $8,375 and $7,889, respectively)	527,518	447,389
Full recourse (less deferred financing costs of $4,860 and $3,056, respectively)	846,183	698,187
Convertible senior notes (less deferred financing costs of $7,329 and $8,146, respectively)	469,108	423,104
Financing liability	216,476	220,619
Operating lease liabilities	22,348	19,790
Finance lease liabilities	1,589	2,238
Liability associated with sale of tax benefits	150,542	184,612
Deferred income taxes	77,487	66,748
Liability for unrecognized tax benefits	7,860	8,673
Liabilities for severance pay	10,234	11,844
Asset retirement obligation	126,980	114,370
Other long-term liabilities	42,843	22,107
Total liabilities	3,065,502	2,756,693

Commitments and contingencies (Note 9)

Redeemable noncontrolling interest	10,856	10,599

Equity:
The Company's stockholders' equity:
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 60,476,526 and 60,358,887 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	61	60
Additional paid-in capital	1,630,335	1,614,769
Treasury stock, at cost (258,667 shares held as of September 30, 2024 and December 31, 2023, respectively)	(17,964)	(17,964)
Retained earnings	780,959	719,894
Accumulated other comprehensive income (loss)	(4,594)	(1,332)
Total stockholders' equity attributable to Company's stockholders	2,388,797	2,315,427
Noncontrolling interest	125,186	125,560
Total equity	2,513,983	2,440,987
Total liabilities, redeemable noncontrolling interest and equity	$5,590,341	$5,208,279

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Reconciliation of EBITDA and Adjusted EBITDA

For the Three- and Nine-Month Periods Ended September 30, 2024, and 2023

We calculate EBITDA as net income before interest, taxes, depreciation, amortization and accretion. We calculate Adjusted EBITDA as net income before interest, taxes, depreciation, amortization and accretion, adjusted for (i) mark-to-market gains or losses from accounting for derivatives not designated as hedging instruments; (ii) stock-based compensation, (iii) merger and acquisition transaction costs; (iv) gain or loss from extinguishment of liabilities; (v) cost related to a settlement agreement; (vi) non-cash impairment charges; (vii) write-off of unsuccessful exploration activities; and (viii) other unusual or non-recurring items. We adjust for these factors as they may be non-cash, unusual in nature and/or are not factors used by management for evaluating operating performance. We believe that presentation of these measures will enhance an investor’s ability to evaluate our financial and operating performance. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States, or U.S. GAAP, and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net earnings as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. Our Board of Directors and senior management use EBITDA and Adjusted EBITDA to evaluate our financial performance. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table reconciles net income to EBITDA and Adjusted EBITDA for the three-and-nine-month periods ended September 30, 2024, and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Dollars in thousands)		(Dollars in thousands)
Net income	$24,301	$36,332	$88,616	$94,304
Adjusted for:
Interest expense, net (including amortization of deferred financing costs)	32,771	22,227	93,012	63,458
Income tax provision (benefit)	(1,193)	(7,134)	(4,518)	(2,205)
Adjustment to investment in unconsolidated companies: our proportionate share in interest expense, tax and depreciation and amortization in Sarulla and Ijen	5,903	3,794	12,673	10,826
Depreciation, amortization and accretion	65,885	56,749	190,244	162,084
EBITDA	$127,667	$111,968	$380,027	$328,467
Mark-to-market (gains) or losses from accounting for derivative	(409)	(307)	870	284
Stock-based compensation	5,042	3,934	14,887	11,235
Allowance for bad debts	121	—	342	—
Write-off of long-lived assets	323	—	1,280	—
Merger and acquisition transaction costs	80	418	1,379	418
Legal fees related to a settlement agreement	4,750	—	4,750	—
Write-off of unsuccessful exploration activities	77	2,318	1,456	2,318
Adjusted EBITDA	$137,651	$118,331	$404,991	$342,722

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Reconciliation of Adjusted Net Income attributable to the Company's stockholders and Adjusted EPS

For the Three and Nine-month Periods Ended September 30, 2024, and 2023

Adjusted Net Income attributable to the Company's stockholders and Adjusted EPS are adjusted for one-time expense items that are not representative of our ongoing business and operations. The use of Adjusted Net income attributable to the Company's stockholders and Adjusted EPS is intended to enhance the usefulness of our financial information by providing measures to assess the overall performance of our ongoing business.

The following tables reconciles Net income attributable to the Company's stockholders and Adjusted EPS for the three and Nine-month periods ended September 30, 2024, and 2023.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
(Dollars in millions except earnings per share)
GAAP Net income attributable to the Company's stockholders	22.1	35.5	82.9	88.7
Impact of changes related to the Kenya Finance Act 2023	-	(9.4)	-	(9.4)
Write-off of Energy Storage project assets, long-lived assets, and unsuccessful exploration activities	0.32	1.8	2.16	1.8
M&A costs	0.06	0.3	1.09	0.3
Bad debts	0.10	-	0.27
Legal fees related to a settlement agreement	3.75	-	3.75
Adjusted Net income attributable to the Company's stockholders	26.3	28.2	90.2	81.4
GAAP diluted EPS ($)	0.36	0.59	1.37	1.49
Impact of changes related to the Kenya Finance Act 2023	-	(0.16)	-	(0.16)
Write-off of Energy Storage project assets, long-lived assets, and unsuccessful exploration activities	0.00	0.03	0.04	0.03
M&A costs	0.00	0.01	0.02	0.01
Bad debts	0.00	-	0.00
Legal fees related to a settlement agreement	0.06	—	0.06	—
Diluted Adjusted EPS ($)	0.42	0.47	1.49	1.37